Exhibit 1.2


                            Harcourt General, Inc.

                       1,372,213 Shares of Common Stock

                              Purchase Agreement


                                                            New York, New York
                                                                April 20, 2000


Salomon Smith Barney Inc.
390 Greenwich Street
New York, New York  10013

Ladies and Gentlemen:


          Harcourt General, Inc. (the "Company") organized under the laws of Delaware, proposes to sell to Salomon Smith Barney Inc., acting as agent for and on behalf of Citibank, N.A. (the "Purchaser" and collectively with Salomon Smith Barney Inc. the "Citibank Parties"), 1,372,213 shares (the "Purchased Securities") of common stock of the Company (the "Common Stock"). In addition, the Company may deliver to the Purchaser additional shares of Common Stock (the "Additional Securities") in settlement of certain of its obligations under the Equity Swap Agreement dated as of April 20, 2000, between the Company and the Purchaser (the "Master Confirmation"). The Purchased Securities, and the Additional Securities are hereinafter referred to as the "Securities". Any reference herein to any Resale Registration Statement, a Preliminary Prospectus, or any Resale Prospectus (each as defined herein) shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") on or before the Effective Date of such Resale Registration Statement or the issue date of such Preliminary Prospectus or Resale Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to any Resale Registration Statement, Preliminary Prospectus or Resale Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the applicable Effective Date or issue date, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 15 hereof.

          1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with the Citibank Parties as set forth below in this Section 1.

          (a) The Company has prepared and filed with the Commission all reports that would be incorporated by reference into a Resale Registration Statement pursuant to Item 12 of Form S-3 as of the date

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     hereof (the "Exchange Act Reports").  Each such Exchange Act Report, when filed with the Commission, complied in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Since January 31, 2000, there has been no material adverse change in the financial condition, earnings, business or properties of the Company and its subsidiaries considered as one enterprise ("Material Adverse Effect") whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Exchange Act Reports.

          (b) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is organized, with full corporate power and authority to conduct its business as described in the Exchange Act Reports, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to so qualify or be in good standing would not reasonably be expected to have a Material Adverse Effect.

          (c) The authorized equity capitalization of the Company is as set forth in the Exchange Act Reports; the capital stock of the Company conforms in all material respects to the description thereof contained in the Exchange Act Reports; the outstanding shares of Common Stock have been validly authorized and issued and are fully paid and nonassessable; the certificates for the Securities are (or, in the case of the Additional Securities, will be) in valid and sufficient form; and the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth on Schedule I hereto or in the Exchange Act Reports, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

          (d) There is no pending or, to the knowledge of the Company, threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or property of a character required to be disclosed in the Exchange Act Reports which is not adequately disclosed therein, and there is no franchise, contract or other document of a character required to be described therein, or to be filed as an exhibit thereto, which is not described or filed as required.

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          (e)  The execution and delivery of this Agreement has been duly authorized by all necessary corporate action of the Company, and this Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          (f) The execution and delivery of the Master Confirmation has been duly authorized by all necessary action of the Company, the Master Confirmation has been duly executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and, with respect to indemnification, to public policy considerations.

          (g) The Company is not and, after giving effect to the sale of the Purchased Securities and the application of the proceeds thereof, will not be an "investment company" as defined in the U.S. Investment Company Act of 1940, as amended.

          (h) Other than filing of the Resale Registration Statement and compliance with the securities or "blue sky" laws of the various states, no consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein and in the Master Confirmation.

          (i) None of the issue and sale of the Purchased Securities, the issue of any Additional Securities, the consummation of any other of the transactions contemplated herein, in the Master Confirmation or the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, (A) the charter or by-laws of the Company or any of its subsidiaries; (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or its subsidiaries is a party or by which it is bound or to which its or their property is subject; or (C) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or its

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     subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its subsidiaries or any of its or their properties, other than (with respect to clauses (B) and (C)) any conflicts, breaches, violations or liens which would not reasonably be expected to have a Material Adverse Effect.

          (j) Any certificate signed by any officer of the Company and delivered to the Citibank Parties or counsel for the Citibank Parties shall be deemed a representation and warranty by the Company as to matters covered thereby.

          2.   Representations and Warranties of the Purchaser.

          The Purchaser represents and warrants to, and agrees with, the Company as set forth below in this Section 2.

          (a) The Purchaser (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of investment in the Securities; (ii) it is an "accredited investor" as that term is defined in Regulation D promulgated under the Securities Act, and that it is a sophisticated investor, capable of evaluating the merits and risks of investing in the Company; and (iii) is purchasing the Purchased Securities for its own account (or the account of an affiliate) with no present intention of distributing any of the Securities or any arrangement or understanding with any other persons regarding the distribution of the Securities, it being understood that the foregoing representation does not limit the right of the Purchaser to resell the Securities pursuant to an effective Resale Registration Statement or as otherwise contemplated in the Master Confirmation.

          (b) The Purchaser shall, in connection with any transfer of Securities, provide to the transfer agent for the Common Stock prompt notice of any Securities sold pursuant to any Resale Registration Statement or otherwise.

          (c) The execution and delivery of this Agreement has been duly authorized by all necessary corporate action by the Purchaser, and this Agreement has been duly executed and delivered by the Purchaser and constitutes the valid and legally binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles


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     (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          (d) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein and in the Master Confirmation.

          (e) During the negotiation of the transactions contemplated herein, Purchaser and its representatives have been afforded full and free access to the Company's Exchange Act Reports, have been afforded an opportunity to ask questions of the Company's officers concerning the Company's business, operations, financial condition, assets, liabilities and other relevant matters, and have been given all such information as has been requested, in order to evaluate the merits and risks of the prospective investment contemplated herein.

          3. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company the Purchased Securities at a purchase price per share equal to $36.4375 per share.

          4. Delivery and Payment. Delivery of and payment for the Purchased Securities shall be made at 10:00 AM, New York City time, on April 25, 2000 (such date and time of delivery and payment for the Purchased Securities being herein called the "Closing Date"). Delivery of the Purchased Securities shall be made to Salomon Smith Barney Inc., as agent for and on behalf of the Purchaser, against payment by the Purchaser of the purchase price therefor by wire transfer in immediately available funds. Certificates for the Purchased Securities shall be registered in such names and in such denominations as the Purchaser may request.

          5. Certain Agreements. The Company agrees with the Citibank Parties that:

          (a) The Company shall promptly advise the Citibank Parties (i) of any request by the Commission or its staff for any amendment of any Exchange Act Report of the Company or for any additional information; and (ii) of the institution or threatening of any enforcement proceeding, including any stop order, by the Commission against the Company and relating to any Exchange Act Report or other document filed by the Company with the Commission, including any registration statement filed under the Act.

          (b) The Company will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in

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     stabilization or manipulation of the price of any security of the
     Company to facilitate the sale or resale of any Securities.

          (c) The Company shall notify in writing the Citibank Parties as promptly as practicable at any time that the Company determines that, as a result of a change in the capital stock of the Company, the Citibank Parties hold more than 4.9% of the common stock of the Company.

          (d) The Company shall, for so long as any Securities are owned by the Citibank Parties, (i) upon reasonable prior written notice, permit representatives of the Citibank Parties access to the books and records and to the principal executive and operating officers of the Company during normal business hours at such times as may be mutually agreed between the Citibank Parties and the Company, as the case may be, at any time during which the Citibank Parties may have an intention to resell any of the Securities; and (ii) furnish to the Citibank Parties such certificates of officers of the Company relating to the business, operations and affairs of the Company and its respective subsidiaries, any Resale Registration Statement or Resale Prospectus and any amendments or supplements thereto, this Agreement, the Master Confirmation and the performance by the Company of its respective obligations hereunder and thereunder as the Citibank Parties may from time to time reasonably request.

          (e)  For so long as the Master Confirmation shall remain in effect,
     (i) not later than 90 days following the end of the fiscal year of the Company or 45 days following the end of each fiscal quarter of the Company, the Company shall provide the Citibank Parties (A) a copy of the applicable Annual Report on Form 10-K or Quarterly Report on Form 10-Q of the Company then required to be filed by the Company with the Commission; (B) a certificate of the Chief Financial Officer, General Counsel or other authorized officer of the Company to the effect that such Annual Report on Form 10-K or Quarterly Report on Form 10-Q complied in all material respects, as of the date of the filing thereof with the Commission, with the applicable requirements of the Exchange Act and the rules and regulations thereunder and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (ii) promptly upon the filing thereof the Company shall provide the Citibank Parties with a copy of each other report filed with the Commission by the Company.

          (f) The Company agrees to pay all reasonable expenses incident to the performance of its obligations hereunder and under the Master Confirmation, including (i) the preparation and filing of any Resale Registration Statement and all amendments thereto; (ii) the cost of

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     printing and delivering certificates evidencing the Securities; (iii)
     the cost of printing and delivering any Resale Registration Statement, Preliminary Prospectus and Resale Prospectus in such quantities as the Citibank Parties may reasonably request; (iv) the fees and expenses of independent accountants for the Company and the Company's counsel; (v) the qualification of the Securities for sale under state securities or blue sky laws; (vi) the listing of the Securities on the New York Stock Exchange; and (vii) all transfer or other taxes (other than income taxes) payable in connection with the issuance, sale or transfer of the Securities, and (viii) the reasonable fees and disbursements of counsel to Citibank and its affiliates incurred in connection with any sales (other than in an Underwritten Offering in connection with an Unwind Period with respect to the full Outstanding Aggregate Amount, as such terms are defined in the Master Confirmation).

          6. Conditions to the Obligations of the Purchaser. The obligations of the Purchaser to purchase the Purchased Securities shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Company contained herein as of the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance in all material respects by the Company of its obligations hereunder and to the following additional conditions:

          (a) No enforcement proceeding, including any stop order, by the Commission against the Company and relating to any Exchange Act Report or other document filed by the Company with the Commission, including any registration statement filed under the Act, shall have been instituted or, to the knowledge of the Company, threatened.

          (b) The Company shall have requested and caused Eric P. Geller and Simpson Thacher & Bartlett, counsel for the Company, to furnish to the Citibank Parties the opinions, dated the Closing Date and addressed to the Citibank Parties, substantially in the form agreed upon by Citibank and the Company.

          (c) The Company shall have furnished to the Citibank Parties, a certificate of the Company signed by its Chief Financial Officer, General Counsel or other authorized officer or manager, dated the Closing Date, to the effect that the signers of such certificate have carefully examined this Agreement and that:

               (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company, has complied in all material respects with


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          all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

               (ii) since the date of the most recent financial statements included in the Exchange Act Reports, there has been no Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Exchange Act Reports.

          (d) The Company and the Purchaser shall have entered into the Master Confirmation.

          (e) Prior to the Closing Date, the Company shall have furnished to the Citibank Parties such further information, certificates and documents as the Citibank Parties may reasonably request.

          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Citibank Parties and counsel for the Citibank Parties, this Agreement and all obligations of the Citibank Parties hereunder may be canceled at the Closing Date by Salomon Smith Barney Inc., as agent for and on behalf of the Purchaser. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

          The documents required to be delivered by this Section 6 shall be delivered at the office of Salomon Smith Barney, Inc., 390 Greenwich Street, New York, NY on the Closing Date.

          7.   Registration of the Securities.  (a)  The Company agrees:

               (i) as soon as practicable after the Closing Date, but in no event later than 30 days after the Closing Date, to prepare and file with the Commission a Resale Registration Statement covering the resale by the Citibank Parties, from time to time of a number of shares of Common Stock at least equal to the number of Purchased Securities and 588,091 Additional Securities in any manner of distribution specified in the Master Confirmation (the "Initial Resale Registration Statement"), but in any event permitting distribution by underwritten public offering, direct sales from time to time and block trades, and use its best efforts to obtain effectiveness of the Initial Resale Registration Statement as promptly as practicable following such filing, but in no event later than 120 days after the Closing Date. If the aggregate number of Purchased Securities plus any Additional

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          Securities exceeds the number of shares of Common Stock covered by the Initial Resale Registration Statement, then the Company shall promptly prepare and file with the Commission such additional Resale Registration Statement or Statements as shall be necessary to cover the resale by the Citibank Parties of such Additional Securities in the same manner as contemplated by the Initial Resale Registration Statement, (ii) to use its best efforts to maintain each Resale Registration Statement continuously effective until the later to occur of (A) the termination of the Master Confirmation; and (B) the final disposition by the Citibank Parties of all Purchased Securities, Additional Securities and Securities received by it under the Master Confirmation; provided, however, that the Company shall be entitled to suspend for a period of up to 5 Business Days during an Unwind Period (as defined in the Master Confirmation) the rights of the Citibank Parties to make sales pursuant to any Resale Registration Statement otherwise required to be kept effective by it hereunder, if the Board of Directors of the Company determines in good faith that there is a material undisclosed development in the business or affairs of the Company (including any pending or proposed financing, recapitalization, acquisition or disposition), the disclosure of which at such time could be adverse to the Company's interests. The Company shall be deemed not to have used its best efforts to maintain a Resale Registration Statement effective during the requisite period if it voluntarily takes any action that would result in the Citibank Parties' inability to effect public sales of the Securities thereunder, unless (X) such action is required by applicable law; or (Y) such action is taken by the Company in good faith and for valid business reasons (not including avoidance of its respective obligations under this Agreement), including any pending or proposed financing, recapitalization, acquisition or disposition, so long as the Company promptly thereafter prepares and files with the Commission a post-effective amendment to such Resale Registration Statement or an amendment or supplement to the related Resale Prospectus and such other documents so that such Resale Prospectus shall not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Nothing in this Section 7 shall preclude the Citibank Parties from exercising its right to declare an Early Termination Date under the Master Confirmation;

               (ii) to cause (A) any Resale Registration Statement and any amendment thereto and any Resale Prospectus forming a part thereof and any amendment or supplement thereto to comply in all material respects with the Act and the Exchange Act and the respective rules and regulations thereunder; (B) any Resale Registration Statement

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          and any amendment thereto not, when it becomes effective, to contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (C) any Resale Prospectus forming a part of any Resale Registration Statement and any amendment or supplement thereto not to include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (iii) to advise the Citibank Parties in writing (A) when a Resale Registration Statement or any post-effective amendment thereto shall have been filed with the Commission and when such Resale Registration Statement or any post-effective amendment thereto shall have become effective; (B) of any request by the Commission for any amendment or supplement to any Resale Registration Statement or related Resale Prospectus or for additional information; (C) of the issuance by the Commission of any stop order suspending the effectiveness of any Resale Registration Statement or the initiation of any proceedings for that purpose; (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction designated by the Citibank Parties in accordance with clause (ix) below or the initiation or threatening of any proceeding for such purpose; and (E) the happening of any event that requires the making of any changes in any Resale Registration Statement or related Resale Prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any such Resale Prospectus, in the light of the circumstances under which they were made) not misleading, which notice shall be accompanied by an instruction to suspend the use of such Resale Prospectus until the requisite changes shall have been made;

               (iv) to make generally available to its security holders as soon as practicable after the Effective Date of each Resale Registration Statement and after the date of each underwriting or similar agreement relating to a disposition of any Securities, including any confirmation relating to a block trade, an earning statement satisfying the provisions of Section 11(a) of the Act and Rule 158 thereunder;

               (v) to (A) make reasonably available for inspection during normal business hours by any underwriter or executing dealer participating in any disposition of Securities pursuant to any Resale Registration Statement (whether through an underwritten

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          offering, an "at the market offering", a block transaction or otherwise) and any attorney, accountant or other agent retained by such underwriter or executing dealer all relevant financial and other records, pertinent corporate documents and properties of the Company and its respective subsidiaries; (B) cause the officers, directors and employees of the Company and its respective subsidiaries to supply all relevant information reasonably requested by any such underwriter, executing dealer, attorney, accountant or agent in connection with any such Resale Registration Statement as is customary for due diligence examinations; (C) make such representations and warranties to such underwriter or executing dealer in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings;
          (D) request and cause counsel to the Company to furnish to the Citibank Parties opinions and updates thereof (which counsel and opinions (in form, substance and scope) shall be reasonably satisfactory to the Citibank Parties), addressed to the Citibank Parties and any such underwriter or executing dealer, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the Citibank Parties or such underwriter or executing dealer; (E) request and cause the independent certified public accountants of the Company (and, if necessary, of any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, including in any Resale Registration Statement) to furnish to the Citibank Parties "cold comfort" letters and updates thereof addressed to the Citibank Parties and any such underwriter or executing dealer, in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with primary underwritten offerings; (F) deliver such documents and certificates as may be reasonably requested by the Citibank Parties or any such underwriter or executing dealer and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company; and (G) to enter into an agreement in connection with the resale of the Securities in form and substance reasonably satisfactory to each of them and containing such terms as are customary for the applicable disposition of the Common Stock including provisions for the indemnification of, and contribution in connection with the liability of any underwriters of the Securities, and their respective control persons and affiliates. The foregoing actions set forth in clauses (C), (D), (E), (F) and
          (G) shall be performed, unless waived by the Citibank Parties, upon or at (1) the effectiveness of each Resale Registration Statement and each post-effective amendment thereto; (2) each closing under

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          any underwriting, purchase or similar agreement as and to the extent required thereunder; and (3) the confirmation of any block trade or direct resale by the Citibank Parties; and the commencement of any Unwind Period;

               (vi) to cause the transfer agent for the Common Stock to issue, promptly upon the effectiveness of the Initial Resale Registration Statement, certificates evidencing the Purchased Securities bearing no legends evidencing restrictions on the sale of such Purchased Securities and to cooperate with the Citibank Parties in issuing to persons purchasing from the Citibank Parties certificates evidencing the Securities in such names and denominations as they may request;

               (vii) to use its best efforts to prevent the issuance and to obtain the withdrawal of any order suspending the effectiveness of each Resale Registration Statement or Resale Prospectus or suspending the qualification (or exemption from qualification) of any of the Securities for sale in any jurisdiction designated by the Citibank Parties in accordance with clause (ix) below;

               (viii) to furnish to the Citibank Parties with respect to the Securities registered under any Resale Registration Statement such reasonable number of copies of such Resale Registration Statement and the related Resale Prospectus, including any supplements and amendments thereto and any documents incorporated by reference therein;

               (ix) to qualify the Securities for sale under the securities or blue sky laws in such jurisdictions as shall be designated to the Company in writing by the Citibank Parties; provided, however, that the Company shall not be required to qualify to do business, subject itself to taxation or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

               (x) to file promptly any necessary listing applications or amendments or supplements to existing listing applications to cause any shares of Common Stock covered by any Resale Registration Statement to be listed or admitted to trading, on or prior to the effectiveness of such Resale Registration Statement, on any national stock exchange or automated quotation system on which the Common Stock is then listed or traded and to cause the same to be so listed not later than the effective date of such Resale Registration Statement; and



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               (xi)   not to file any Resale Registration Statement
          (including the Initial Resale Registration Statement) or Resale Prospectus or any amendment or supplement thereto, unless a copy thereof shall have been first submitted to the Purchaser and the Purchaser shall not have objected thereto in good faith; provided, however, that if the Purchaser does not object within three Business Days of receiving any such material, there shall be deemed to have been no objections thereto; and provided further that the foregoing shall not limit the obligations the Company under Section 5(d) hereof.

          (b) The Citibank Parties shall notify the Company at least one Business Day prior to the earlier of the date on which they intend to commence effecting any resales of Securities under a Resale Registration Statement or the date of pricing with respect to the public resale or other disposition of any Shares under a Resale Registration Statement effected through an underwritten offering or a block trade and, if the Company does not, within such one-day period, advise the Citibank Parties of the existence of any facts of the type referred to in subsection 7(a)(iii)(E) above, then the Company shall be deemed to have jointly and severally represented to each of the Citibank Parties that no such facts then exist and each of the Citibank Parties may rely on such representation in making such resales. The Citibank Parties agree that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 7(a)(iii)(E) hereof they will forthwith discontinue disposition pursuant to such Resale Registration Statement or prospectus until their receipt of the copies of the supplemented or amended prospectus relating to such Resale Registration Statement or prospectus or until they are advised in writing by the Company that the use of the applicable prospectus may be resumed. The preceding sentence shall not limit the obligations of the Company under Section 5(e) or subsections (a)(ii) and (a)(vii) of this Section 7 or the terms of the Master Confirmation.

          (c) The Citibank Parties agree with the Company that it shall be a condition to the obligations of the Company to take any action pursuant to
Section 7 with respect to the Securities of the Citibank Parties that such Citibank Parties shall furnish to the Company such information regarding themselves, the Securities held by them, and the intended method of disposition of such Securities as shall be required to effect the registration of such Citibank Parties' Securities.

          8. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, or its respective officers and of the Citibank Parties set forth in or made pursuant to this Agreement or the Master Confirmation will remain in full force and effect, regardless of any investigation made by or on behalf of the Citibank Parties or the Company or any of the officers, directors or controlling persons of the Company, and will survive the execution of this Agreement and the Master Confirmation and the delivery of and payment for the Securities. The indemnity provisions of Paragraph 11 of the Master Confirmation shall survive the termination or cancellation of this Agreement, and/or the termination or cancellation of the Master Confirmation.

          9. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to either of the Citibank Parties, will be mailed, delivered or telefaxed to Donald Bendernagel, Esq., c/o Citibank at 388 Greenwich Street , New York, New York 10013; or, if sent to the Company will be mailed, delivered or telefaxed to Eric P. Geller, Esq. c/o Harcourt General, Inc. at 27 Boylston Street, Chestnut Hill, MA 02467.

          10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons of the Company and the Citibank parties, and, in the case of Section 7 hereof, each person who purchases any Securities from the Citibank Parties otherwise than pursuant to an effective Resale Registration Statement or in accordance with Rule 144 under the Act, if available, and no other person will have any right or obligation hereunder. Any assignee or transferee of rights or obligations of the Citibank Parties under the Master Confirmation shall be subject to all of the terms of this Agreement.

          11. Amendments. This Agreement may not be amended or modified except pursuant to an instrument in writing signed by the Company and the Citibank Parties.

          12. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

          13. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

          14. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

          15. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

          "Act" shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

          "Commission" shall mean the U.S. Securities and Exchange
     Commission.

          "Effective Date" shall mean each date and time any Resale Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement, as the case may be, became or become effective.

          "Exchange Act" shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

          "Initial Resale Registration Statement" shall have the meaning set forth in Section 7(a) hereof.

          "Preliminary Prospectus" shall mean any preliminary prospectus included in a Resale Registration Statement at the applicable Effective Date that omits Rule 430A Information.

          "Resale Prospectus" shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in a Resale Registration Statement at the applicable Effective Date.

          "Resale Registration Statement" shall mean each registration statement relating to the resale by the Citibank Parties of the Securities, including exhibits and financial statements, as amended at the Effective Date and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

          "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Act.

          "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the

     Resale Registration Statement when it becomes effective pursuant to Rule 430A.

          "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the resale of Securities covered by the applicable Resale Registration Statement.

          Capitalized terms not defined herein shall have the meanings provided for such terms in the Master Confirmation.

          *               *               *

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Citibank Parties.

                                    Very truly yours,

                                    Harcourt General, Inc.


                                    By: . . . . . . . . . . . . . . . . . . .
                                    Name:     John R. Cook
                                    Title:    Senior Vice President and
                                              Chief Financial Officer


The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Citibank, N.A.

By:  Salomon Smith Barney Inc.

By: . . . . . . . . . . . . . . .
     Name:
     Title

                                  Schedule I


        Options Granted in FY00 under the Company's 1997 Incentive Plan


                                                          Options
                 Grant Date                              Granted *
                ------------                           --------------



                 12/8/99                                    1,828,150

                 12/14/99                                     470,000

                 1/18/00                                        4,000
                                                            ----------



                 TOTAL                                      2,302,150
                                                            ----------



* All options were granted at an exercise price equal to the fair market value of the Common Stock on the date of grant.